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                                                                   Exhibit 10.18

                                                                  Execution Copy

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                              PUT OPTION AGREEMENT

                                     between

                          RAM REINSURANCE COMPANY LTD.

                                       and

                               BLUE WATER TRUST I

                          Dated as of December 23, 2003

================================================================================

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                         PUT OPTION AGREEMENT dated as of December 23, 2003
                    (this "Agreement"), between RAM Reinsurance Company Ltd., a company organized under the laws of Bermuda (the "Company"), and Blue Water Trust I, a Delaware statutory trust (the "Trust").

          WHEREAS, the Company is authorized to issue 500.01 shares of non-cumulative, redeemable, perpetual preference shares, par value U.S. $1,000 per share, designated as "Class B Preference Shares" (the "Preference Shares"), which shares have not been and will not be registered with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"); and

          WHEREAS, the Company and the Trust desire to enter into this Agreement pursuant to which the Company will have the right to sell, at its option, the Preference Shares to the Trust, and the Trust will have an obligation to purchase the Preference Shares upon the Company's exercise of its option and upon the other terms and conditions agreed upon by the parties and set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions; Interpretation

     1.1 The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, clause or other subdivision, and references to "Sections" refer to sections of this Agreement except as otherwise expressly provided.

     1.2 In this Agreement the following terms have such meanings as set forth below:

          "1940 Act" means the Investment Company Act of 1940, as amended.

          "Agreement" has the meaning set forth above in the Preamble.

          "Auction Date" has the meaning set forth in the General Terms.

          "Auction Rate" has the meaning set forth in the General Terms.

          "Broker-Dealer" has the meaning set forth in the Declaration.

          "Business Day" has the meaning set forth in the Declaration.

          "Class A Preference Shares" means such Class A Preference Shares of the Company as issued and outstanding from time to time.

          "Company" has the meaning set forth above in the preamble.

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          "Company Bye-laws" means the bye-laws of the Company, a copy of which is attached hereto as Annex C.

          "CPS Securities" has the meaning set forth in the Declaration.

          "Declaration" means the Amended and Restated Declaration of Trust governing the Trust and dated as of the date hereof, as the same may be amended or restated from time to time under the terms thereof and hereof.

          "Delaware Statutory Trust Act" means the Delaware Statutory Trust Act, 12 Del. C. ss. 3801, et seq.

          "Delayed Auction" has the meaning set forth in the General Terms.

          "Delayed Auction Date" has the meaning set forth in the General Terms.

          "Delayed Auction Period" has the meaning set forth in the General
Terms.

          "Delayed Auction Rate" has the meaning set forth in the General Terms.

          "Delayed Put Option Premium" has the meaning set forth in Section 5.2.

          "Delayed Put Option Premium Certificate" has the meaning set forth in
Section 5.3.

          "Distribution Payment Date" has the meaning set forth in the General Terms.

          "Distribution Period" has the meaning set forth in the General Terms.

          "Dividend" has the meaning set forth in the Preference Share Designation.

          "Eligible Assets" means, as applicable, (i) commercial paper and any other investments that conform to the guidelines set forth in Exhibit I to the Declaration, (ii) Preference Shares, (iii) this Agreement, (iv) the Property Account (as defined in the Declaration), and (v) any and all distributions of principal and interest and any other payments made on the foregoing.

          "Expense Reimbursement Agreement" has the meaning set forth in Section 3.2(a).

          "Federal Funds Effective Rate" has the meaning set forth in the Declaration.

          "Fixed-Rate Distribution Event" has the meaning set forth in the Preference Share Designation.

          "Fixed-Rate Election" means an election by the Company to pay Dividends on the Preference Shares at the rate described in clause (iii) of the definition of "Dividend Rate" set forth in the Preference Share Designation.


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          "General Terms" means the General Terms of the CPS Securities attached to the Declaration as Appendix A.

          "Holder" has the meaning set forth in the Declaration.

          "Liquidation Preference" has the meaning set forth in the Preference Share Designation.

          "Maximum Rate" has the meaning set forth in the Preference Share Designation.

          "Moody's" means Moody's Investors Service, Inc., and its successors.

          "Overnight Rate of Return" means the rate earned on the interest and on the principal of the Eligible Assets during the period from each Auction Date until the related Distribution Payment Date and during any Delayed Auction Period, which rate shall be equal to the Federal Funds Effective Rate then in effect (as adjusted to reflect any applicable reserve requirement).

          "Preference Share Designation" means the Certificate of Designation, Preferences and Rights of Class B Preference Shares of the Company, as set forth in the Company Bye-laws.

          "Preference Shares" has the meaning set forth above in the recitals.

          "Preference Shares Payment Date" has the meaning set forth in Section 3.2(a).

          "Preference Shares Purchase Price" has the meaning set forth in
Section 4.1.

          "Proceedings" has the meaning set forth in Section 16.

          "Put Notice" means a written notice substantially in the form attached hereto as Annex A.

          "Put Option Premium" has the meaning set forth in Section 5.1.

          "Put Option Premium Certificate" has the meaning set forth in Section 5.3.

          "Ratings Agencies" means collectively Moody's and Standard & Poor's.

          "Redemption Price" has the meaning set forth in the Preference Share Designation.

          "Redemption Proceeds" has the meaning set forth in Section 3.2(d).

          "SEC" has the meaning set forth above in the recitals.

          "Securities Act" has the meaning set forth above in the recitals.


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          "Senior Note Issuance" means the initial issuance of senior notes of the Company substantially on the terms described in the preliminary offering memorandum of the Company dated October 2003, as the same may be amended or modified.

          "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

          "Stated Yield" means all amounts of interest (including accreted interest) and other payments due and payable (upon maturity or otherwise) on the principal amount of the Eligible Assets (excluding any repayment of principal) held by the Trust during a Distribution Period, plus the amount of interest to be earned based on the Overnight Rate of Return, as calculated on or prior to 11:00 a.m. on the Auction Date for each respective Distribution Period.

          "Tax Matters Partner" has the meaning set forth in the Declaration.

          "Trust" has the meaning set forth above in the preamble.

          "Trustee" has the meaning set forth in the Declaration.

     1.3 In this Agreement, any reference to a "company" shall be construed so as to include any corporation, trust, partnership, limited liability company or other legal entity, wheresoever incorporated or established.

     1.4 In this Agreement, save where the contrary is indicated, any reference to:

          (a) this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented in accordance with its terms; and

          (b) a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted.

     1.5 In this Agreement, any definition shall be equally applicable to both the singular and plural forms of the defined terms.

Section 2. Put Option; Agreement Term

     2.1 In consideration of the payment of the Put Option Premium, or the Delayed Put Option Premium, as the case may be, the Trust hereby grants to the Company the right to cause the Trust to purchase the Preference Shares on the terms set forth herein.

     2.2 The put option created hereby shall remain in effect and be exercisable by the Company at any time prior to termination of this Agreement.

     2.3 This Agreement shall terminate upon the earliest to occur of any of the following events:


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          (a) the Company delivers a written termination notice to the Trust while the Trust is holding Eligible Assets, stating that the Company is electing not to pay the Put Option Premium for the next succeeding Distribution Period that follows the termination notice by at least three Business Days and indicating the Distribution Payment Date on which the termination shall become effective (delivery of such a termination notice by the Company shall be irrevocable);

          (b) the Company fails to pay the Put Option Premium or the Delayed Put Option Premium, if any, for a Distribution Period on the related Distribution Payment Date, and such failure has not been cured within three Business Days following notice thereof;

          (c) the Company makes a Fixed-Rate Election;

          (d) the Company fails to pay Dividends on the Preference Shares, or the fees and expenses of the Trust pursuant to the Expense Reimbursement Agreement for a Distribution Period on the related Distribution Payment Date and such failure continues for three Business Days following notice thereof;

          (e) the Company fails to pay the Redemption Price and such failure has not been cured within three Business Days following notice thereof;

          (f) the aggregate face amount of the outstanding CPS Securities is less than Twenty million U.S. dollars (U.S. $20,000,000);

          (g) at any time that the Trust owns any Preference Shares, the aggregate Liquidation Preference thereof is less than Twenty million U.S. dollars (U.S. $20,000,000); or

          (h) at any time that the Trust owns any Eligible Assets within the meaning of clause (i) of the definition thereof, the principal amount thereof is less than Ten million U.S. dollars (U.S. $10,000,000).

Section 3. Exercise of Put Option; Redemption

     3.1 The Trust agrees that it shall, upon exercise of the put option as provided in Section 3.2, purchase the Preference Shares from the Company for a purchase price equal to the Preference Shares Purchase Price, which Preference Shares Purchase Price shall be payable on the Preference Shares Payment Date in accordance with Section 4.

     3.2 (a) The Company may exercise the put option (with respect to all or a portion of the Preference Shares covered thereby) at any time by delivering
     (i) a Put Notice to the Trustee, specifying (x) the number of Preference Shares with respect to which the put option is exercised and (y) a payment date (the "Preference Shares Payment Date"), which shall be the next succeeding Distribution Payment Date after the date on which the Put Notice is delivered to the Trustee, and (ii) the Expense Reimbursement Agreement to the Trust in the form attached hereto as Annex E (the "Expense Reimbursement


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     Agreement"), in either case not more than fifteen days but not less than ten days prior to the next succeeding scheduled Distribution Payment Date.

          (b) On the Preference Shares Payment Date, after payment of the Put Option Premium by the Company to the Trust and payment of the distribution amount by the Trust to the Holders of the CPS Securities, in each case for the immediately preceding Distribution Period, the Company shall issue and deliver to the Trust, or its designee, Preference Shares with an aggregate Liquidation Preference equal to the applicable Preference Shares Purchase Price. The Preference Shares shall be delivered free and clear of any defect in title, together with all transfer and registration documents (or all notices, instructions or other communications) as are necessary to convey title to the Preference Shares to the Trust (or its nominee).

          (c) For the avoidance of doubt, (i) any cash received by the Trust as interest or other payments earned on the principal amount of the Eligible Assets (net of fees and expenses and excluding any repayment of principal) and not previously distributed to the Holders of CPS Securities shall be distributed to the Holders of CPS Securities prior to payment by the Trust of the Preference Shares Purchase Price, and shall not be used to purchase Preference Shares, (ii) the aggregate Liquidation Preference of Preference Shares purchased from the Company shall be reduced by the amount, if any, by which the aggregate face amount of CPS Securities is reduced as a result of losses of principal of or interest on Eligible Assets as required by
     Section 6.01(g) of the Declaration and Section 6(b) of the General Terms, and (iii) the maximum aggregate amount of proceeds which the Company shall receive upon exercise of the put option hereunder, in whole or in part, shall not exceed the aggregate face amount of CPS Securities then outstanding reduced, as applicable, as a result of losses of principal of or interest on Eligible Assets as required by Section 6.01(g) of the Declaration and Section 6(b) of the General Terms (taking into account aggregate Redemption Proceeds received by the Trust).

          (d) The Company shall have the right to redeem all or a portion of the Preference Shares on any Distribution Payment Date upon payment of the Redemption Price for the Preference Shares to be redeemed (the "Redemption Proceeds"). Notwithstanding the foregoing, the Company shall not redeem any Preference Shares if after giving effect to a partial redemption, the aggregate Liquidation Preference of the Preference Shares outstanding immediately after such partial redemption would be less than Twenty million U.S. dollars (U.S. $20,000,000). Payment of the Redemption Price will be made on the first Distribution Payment Date after the Company elects to redeem Preference Shares in accordance with Section 3.2(e).

          (e) The Company may redeem all or a portion of the Preference Shares at any time by providing notice to the Trustee, specifying a redemption date, which shall be the next succeeding Distribution Payment Date after the date of such notice, not less than twenty days prior to the next succeeding scheduled Distribution Payment Date. Notice of any redemption of Preference Shares shall be mailed to the holders of the Preference Shares not less than ten days nor more than fifteen days prior to the date fixed for such redemption. At any time before or after a notice of redemption has been given, the Company shall deposit the aggregate Redemption Price of the Preference Shares to be


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     redeemed with any bank or trust company in New York, New York, with directions to pay the holders of the Preference Shares being redeemed the Redemption Proceeds in exchange for the Preference Shares.

          (f) Upon a partial redemption of the Preference Shares held by the Trust prior to a Fixed-Rate Distribution Event, the Trust shall apply the Redemption Proceeds to the purchase of Eligible Assets (it being understood that no partial redemption may be made by the Company if after giving effect thereto, the aggregate Liquidation Preference of the Preference Shares outstanding immediately thereafter would be less than Twenty million U.S. dollars (U.S. $20,000,000)).

          (g) Upon a complete redemption of all Preference Shares held by the Trust prior to a Fixed-Rate Distribution Event, the Trust shall apply the Redemption Proceeds to the purchase of a portfolio of Eligible Assets.

          (h) For the avoidance of doubt, there is no limitation on the number of times the Company may put the Preference Shares to the Trust and no limitation on the number of times the Company may redeem Preference Shares, in each case pursuant to and in accordance with the terms of this Agreement.

          (i) Following a Fixed-Rate Distribution Event, the Company shall not redeem the Preference Shares for a period of two years thereafter.

Section 4. Payments for Preference Shares

     4.1 On the Preference Shares Payment Date, after payment of the Put Option Premium by the Company to the Trust and payment of the distribution amount by the Trust to the Holders of the CPS Securities, in each case for the immediately preceding Distribution Period, the Trust will deliver in U.S. dollars to the Company an amount equal to the product of (x) the proceeds attributable to principal received upon the maturity of the Eligible Assets of the Trust (and, if applicable, principal proceeds attributable to the liquidation of defaulted Eligible Assets), net of fees and expenses of the Trust and after any principal is returned to Holders of the CPS Securities pursuant to Section 6.01(g) of the Declaration and Section 6(b) of the General Terms and (y) a fraction the numerator of which is the aggregate Liquidation Preference of the number of Preference Shares with respect to which the put option is then being exercised and the denominator of which is the aggregate Liquidation Preference of the number of Preference Shares the put option would be exercised with respect to if the put option were then being exercised in full (the "Preference Shares Purchase Price").

     4.2 Payment by the Trust of the Preference Shares Purchase Price shall be made on or prior to 2:00 p.m. on the Preference Shares Payment Date and to the account of the Company as specified in the Put Notice.

     4.3 Payment of the Preference Shares Purchase Price by the Trust shall be made as provided in Section 4.1 and Section 4.2 without setoff, claim, recoupment, deduction or counterclaim; provided, however, that if the Company exercises its put option under Section 3 hereof at any time that it has failed to pay all or a portion of the Put Option Premium, and such failure has not been cured on or before the Preference Shares Payment Date, the Trust shall be


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entitled to setoff against the Preference Shares Purchase Price such unpaid portion of the Put Option Premium.

Section 5. Put Option Premium

     5.1 In consideration of the Trust's agreement to purchase the Preference Shares in accordance with the terms of this Agreement, the Company will pay an amount to the Trust, in U.S. dollars, on each Distribution Payment Date during which the put option remains in effect and is exercisable as set forth in
Section 2.2 hereof (such amount, the "Put Option Premium"), equal to the product of (A) the Auction Rate on the CPS Securities for the respective Distribution Period less the excess of (i) the Stated Yield for such Distribution Period over
(ii) the expenses of the Trust for such Distribution Period, provided that such expenses shall be annualized and expressed as an annual rate with respect to the face amount of the CPS Securities outstanding on the date the Put Option Premium is determined, (B) the aggregate face amount of the CPS Securities outstanding at the time the Put Option Premium is calculated and (C) a fraction, the numerator of which will be the actual number of calendar days in the respective Distribution Period, and the denominator of which will be 360 days. The Put Option Premium for each Distribution Period will be calculated on the Auction Date.

     5.2 If as a result of losses of principal of or interest on Eligible Assets there is a Delayed Auction, the Company will pay an amount to the Trust, in U.S. dollars, on each Distribution Payment Date during which the put option remains in effect and is exercisable as set forth in Section 2.2 hereof, (such amount, the "Delayed Put Option Premium"), equal to the product of (A) the Delayed Auction Rate on the CPS Securities for the Delayed Auction Period less the excess of (i) the Stated Yield for such Delayed Auction Period over (ii) the expenses of the Trust for such Delayed Auction Period, provided that such expenses shall be annualized and expressed as an annual rate with respect to the face amount of the CPS Securities outstanding on the date the Put Option Premium is determined, (B) the aggregate face amount of the CPS Securities outstanding at the time the Delayed Put Option Premium is calculated and (C) a fraction, the numerator of which will be the actual number of calendar days in the respective Delayed Auction Period, and the denominator of which will be 360 days. The Delayed Put Option Premium for each Delayed Auction Period will be calculated on the Delayed Auction Date.

     5.3 The amount of the Put Option Premium shall be calculated by the Trustee and delivered in writing (the "Put Option Premium Certificate") to the Company prior to 5:00 p.m. on each Auction Date. The amount of the Delayed Put Option Premium shall be calculated by the Trustee and delivered in writing (the "Delayed Put Option Premium Certificate") to the Company prior to 5:00 p.m. on the Delayed Auction Date. The Put Option Premium Certificate, and any Delayed Put Option Premium Certificate, also shall set forth the Eligible Assets held by the Trust, the Stated Yield on each Eligible Asset, any fees to be incurred or accrued by the Trustee on behalf of the Trust and the computation of the Put Option Premium, or the Delayed Put Option Premium, as the case may be, in each case for the respective Distribution Period and the Delayed Auction Period, respectively, and shall be in the form attached hereto as Annex B.

     5.4 The Company shall have three Business Days from notice thereof by the Trust to cure any failure to pay when due the Put Option Premium or Delayed Put Option Premium, if


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any; provided that the Put Option Premium during such cure period will be set at the Maximum Rate then in effect.

     5.5 The Company shall have three Business Days from notice thereof by the Trust to cure any failure to pay when due the Redemption Price; provided that the Put Option Premium during such cure period will be set at the Maximum Rate then in effect.

Section 6. Obligations Absolute

     6.1 The Trust acknowledges that, provided the Company has complied with the terms of this Agreement, the obligations of the Trust undertaken under this Agreement are absolute, irrevocable and unconditional irrespective of any circumstances whatsoever, including any defense otherwise available to the Trust, in equity or at law, including, without limitation, the defense of fraud, any defense based on the failure of the Company to disclose any matter, whether or not material, to the Trust or any other person, and any defense of breach of warranty or misrepresentation, and irrespective of any other circumstance which might otherwise constitute a legal or equitable discharge or defense of an insurer, surety or guarantor under any and all circumstances. The enforceability and effectiveness of this Agreement and the liability of the Trust, and the rights, remedies, powers and privileges of the Company under this Agreement shall not be affected, limited, reduced, discharged or terminated, and the Trust hereby expressly waives, to the fullest extent permitted by applicable law, any defense now or in the future arising by reason of:

          (a) the illegality, invalidity or unenforceability of all or any part of the Declaration;

          (b) any action taken by the Company;

          (c) any change in the direct or indirect ownership or control of the Company or of any shares or ownership interests thereof; and

          (d) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of or for the Trust;

provided, however, that notwithstanding the provisions of this Section 6.1, the Trust shall have no further obligations under this Agreement after the termination of this Agreement pursuant to Section 2.3. In addition, the breach of any covenant made in this Agreement by the Trust shall not terminate this Agreement or limit the rights of the Company hereunder.

     6.2 For the avoidance of doubt, no failure or delay by the Company in exercising its rights hereunder shall operate as a waiver of its rights hereunder (except as specifically provided in this Agreement, including, without limitation, in respect of the notice periods and payment dates set forth in
Section 3.2(a)) and, subject to the termination of this Agreement not having occurred, the Company may continue to exercise its rights hereunder at any time.


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Section 7. Covenants

     7.1 The Company hereby covenants and agrees that, at all times prior to the earlier of the termination of this Agreement (a) it shall not amend, restate, revise or otherwise alter the rights, terms and preferences of the Preference Shares, whether by operation of merger, reorganization or otherwise, without the prior consent of the Trust, and (b) it will not register the Preference Shares with the SEC under the Securities Act. Notwithstanding the foregoing, nothing contained in this Section 7.1 shall be deemed to prohibit the Company from taking any action allowed to be taken pursuant to Section 14.2.

     7.2 The Trust hereby covenants and agrees that, at all times prior to the termination of this Agreement, it shall not amend, restate, revise or otherwise alter the rights, terms and preferences of the CPS Securities, whether by operation of merger, reorganization or otherwise, and it will not register the CPS Securities with the SEC under the Securities Act.

     7.3 The Company hereby covenants and agrees that any Preference Shares delivered to the Trust shall rank, at the time of delivery (a) senior to the common shares of the Company and (b) senior to or pari passu with the most senior preference shares of the Company then authorized by its Bye-laws or then issued and outstanding; provided, however, that Class A Preference Shares shall rank senior to the Preference Shares and any such rights and preferences of holders of Class A Preference Shares shall in no way be affected by the rights and preferences of holders of the Preference Shares, except that upon the occurrence of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the Class A Preference Shares shall rank in all respects pari passu with the Preference Shares; provided, further, that this Section 7.3 may be amended with the consent of the Company and at least a majority of the face amount of the CPS Securities.

     7.4 The Company hereby covenants and agrees that prior to any issuance of Class A Preference Shares not made in connection with the Senior Note Issuance, it shall notify the Ratings Agencies and shall obtain a confirmation of the rating of the CPS Securities, which shall have a rating of at least "A2" by Moody's and "A+" by Standard & Poor's, respectively.

     7.5 The Company hereby covenants and agrees that if the Company's financial strength rating is lowered while this Agreement remains effective, the Company shall provide written notice to the Trust of such lowered rating.

     7.6 The Company agrees to notify the Trust and the Broker-Dealer not less than five nor more than thirty days in advance if any Distribution Payment Date is scheduled to occur on a day on which banks in City of New York are scheduled to be open, but banks in the city of Hamilton, Bermuda are authorized or obligated by law to be closed; provided, however, that if a Delayed Auction Date occurs, the Company agrees to notify the Trust and the Broker-Dealer on such date if the day which would otherwise be a Distribution Payment Date (but for the requirement that banks in the city of Hamilton, Bermuda must be open in order for such day to be considered a Business Day) is a day on which banks in the City of New York are scheduled to be open, but banks in the city of Hamilton, Bermuda are authorized or obligated by law to be closed.


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Section 8. Inconsistency

          If there is any inconsistency between any provision of this Agreement and any other agreement, the provisions of this Agreement shall prevail to the extent of such inconsistency but not otherwise.

Section 9. Representations and Warranties

     9.1 The Trust represents and warrants to the Company that, as of the date hereof:

          (a) it is duly organized and validly existing under the Delaware Statutory Trust Act and has the power and authority to own its assets and to conduct the activities which it conducts;

          (b) its entry into, exercise of its rights and performance of and compliance with its obligations under this Agreement and the transactions contemplated hereby, do not and will not violate (i) any law to which it is subject, (ii) any of its constituent documents or (iii) any agreement to which it is a party or which is binding on it or its assets;

          (c) it has the power to enter into, exercise its rights and perform and comply with its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

          (d) it will obtain and maintain in effect and comply with the terms of all necessary consents, registrations and approvals of or with any government or other regulatory body or authority applicable to this Agreement or required in connection with fulfilling its obligations hereunder or effecting the transactions contemplated hereby;

          (e) its obligations under this Agreement are valid, binding and enforceable;

          (f) it is not in default under any agreement to which it is a party or by which it or its assets is or are bound and no litigation, arbitration or administrative proceedings are current or pending;

          (g) it is not necessary or advisable in order to ensure the validity, effectiveness, performance or enforceability of this Agreement or required in connection with it fulfilling its obligations hereunder or effecting the transactions contemplated hereby, that any document be filed, registered or recorded in any public office or elsewhere (other than filings, resolutions and recordings as have been made);

          (h) each of the above representations and warranties will be true and correct in all respects during the term of this Agreement;

          (i) no consent, approval, authorization or order of any court or governmental authority, agency, commission or commissioner or other regulatory authority is required for the consummation by the Trust of any of the transactions contemplated by this Agreement; and


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          (j) assuming compliance with the transfer restrictions with respect to the CPS Securities set forth in the Declaration, the Trust is not required to register with the SEC as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

     9.2 The Company represents and warrants to the Trust that, as of the date hereof:

          (a) it is duly organized and validly existing as a company under the laws of Bermuda and has the power and authority to own its assets and to conduct its activities;

          (b) its entry into, exercise of its rights and performance of and compliance with its obligations under this Agreement and the transactions contemplated hereby, do not and will not violate (i) any law to which it is subject, (ii) any of its constituent documents or (iii) any agreement to which it is a party or which is binding on it or its assets;

          (c) it has the power to enter into, exercise its rights and perform and comply with its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

          (d) it will obtain and maintain in effect and comply with the terms of all necessary consents, registrations and approvals of or with any government or other regulatory body or authority applicable to this Agreement or required in connection with fulfilling its obligations hereunder or effecting the transactions contemplated hereby;

          (e) its obligations under this Agreement are valid, binding and enforceable;

          (f) it is not in default under any agreement to which it is a party or by which it or its assets is or are bound and no litigation, arbitration or administrative proceedings are current or pending, which default, litigation, arbitration or administrative proceedings are material in the context of this Agreement;

          (g) it is not necessary or advisable in order to ensure the validity, effectiveness, performance or enforceability of this Agreement or required in connection with fulfilling its obligations hereunder or effecting the transactions contemplated hereby, that any document be filed, registered or recorded in any public office or elsewhere (other than filings, resolutions and recordings as have been made);

          (h) each of the above representations and warranties will be true and correct in all respects during the term of this Agreement;

          (i) no consent, approval, authorization or order of any court or governmental authority, agency, commission or commissioner or other regulatory authority is required for the consummation by the Company of the transactions contemplated by this Agreement and the sale of the Preference Shares, pursuant to the terms hereof, need not be registered with the SEC under the Securities Act; and

          (j) as of the date of this Agreement, the Preference Shares will be duly authorized for issuance and sale, pursuant to the terms hereof, and, when issued and delivered by the Company, pursuant to the terms of this Agreement, against payment of the Preference Shares Purchase Price, will be validly issued, fully paid and nonassessable; the Preference Shares will conform in all respects to the terms of the Preference Shares set forth in the Preference Share Designation of the Company attached hereto as Annex D; and the Preference Shares will not be subject to preemptive or other similar rights.

Section 10. Severability

          Any provision of this Agreement which is or becomes illegal, invalid or unenforceable in any jurisdiction may be severed from the other provisions of this Agreement without invalidating the remaining provisions hereof, and any such illegality, invalidity or unenforceability shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

Section 11. Notices

          Each communication to be made hereunder shall be deemed to have been given (i) three Business Days after deposit of such communication with a reputable national courier service addressed to such party at its address specified below (or at such other address as such party shall specify to the other party hereto in writing) or (ii) when transmitted by facsimile to such party at its facsimile number specified below (or at such other facsimile number as such party shall specify to the other party hereto in writing):

If to the Company at:                    If to the Trust at:

RAM Reinsurance Company Ltd.             The Bank of New York (Delaware)
RAM Re House                             P.O. Box 6973
46 Reid Street                           White Clay Center, Route 273
Hamilton, Bermuda HM 12                  Newark, Delaware 19714
Attention: General Counsel               Attention: Kristine Gullo
Telephone: (441) 296-6501                Facsimile: (302) 283-8279
Facsimile: _____________
                                         Copy to: The Bank of New York
Copy to: Michael Groll, Esq.             Corporate Trust Division
LeBoeuf, Lamb, Greene & MacRae, L.L.P.   100 Church Street, 8th Floor
125 West 55th Street                     New York, New York 10286
New York, New York 10019                 Attention: Dealing & Trading Group
Telephone: (212) 424-8000                Facsimile: (212) 437-6155
Facsimile: (212) 424-8500

     In the case of any event under Sections 2.3, 7.3 or 14 of this Agreement, the Company shall give notice to:

Moody's at:                              Standard & Poor's at:

Moody's Investors Service, Inc.          Standard & Poor's Ratings Services
99 Church Street                         55 Water Street
New York, New York 10007                 New York, New York 10041

Section 12. Counterparts

          This Agreement may be executed in any number of counterparts each of which when executed and delivered shall constitute an original, but all the counterparts shall together constitute one and the same instrument.

Section 13. Benefit of Agreement and Disclaimer

          This Agreement shall enure to the benefit of each party hereto and its successors and assigns and transferees; provided that neither party hereto may transfer its rights and obligations hereunder, by operation of law or otherwise, except in accordance with Section 14 or upon obtaining the prior written consent of the other party.

Section 14. Amendment and Assignment

     14.1 This Agreement may not be amended or modified in any respect, nor may any provision be waived, without the written agreement of both parties. No waiver by one party of any obligation of the other hereunder shall be considered a waiver of any other obligation of such party.

     14.2 Neither the Trust nor the Company may assign its rights or obligations under this Agreement to any other person, except that the Company may assign its rights and obligations under this Agreement to another person as a result of a merger or consolidation of the Company with another person or as a result of the transfer or sale of all or substantially all of the assets of the Company to another person, in a single transaction or series of transactions, if such other person expressly assumes all of the rights and obligations of the Company under this Agreement, and immediately following the merger, amalgamation or consolidation, transfer or sale of substantially all of the assets of the Company, the rating of the substitute preference shares or the general unsecured debt obligations of the other person is at least as high as the rating of the Preference Shares or the general unsecured debt obligations of the Company (or if no such ratings exist, the financial strength rating of the Company), in each case as in effect immediately prior to the merger or consolidation, transfer or sale.

Section 15. Governing Law

          THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES).

Section 16. Jurisdiction

          Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York in respect of any action or proceeding arising out of or in connection with this Agreement ("Proceedings"). Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such Proceedings in the courts of the State of New York and any claim that any Proceeding brought in any such court has been brought in an inconvenient forum. Each of the Trust and the Company agrees that it shall at all times have an authorized agent in the State of New York upon whom process may be served in connection with any Proceedings, and each of the Trust and the Company hereby authorizes and appoints the Trustee to accept service of all legal process arising out of or connected with this Agreement in the State of New York and service on such person (or substitute) shall be deemed to be service on the Trust or the Company, as the case may be (provided in the case of service upon the Company, the Trust provides prompt notification of such service, and delivery of any documents in connection therewith, to the Company). Except upon the substitution of another person for the Trustee as authorized agent, the Trust and the Company shall not revoke any such authority or appointment and in any event shall at all times maintain an agent for service of process in the State of New York. If for any reason the Trustee (or any substitute therefore) shall cease to act as agent for the service of process, the Trust and/or the Company shall promptly appoint another such agent, and shall forthwith notify each other of such appointment. The submission to jurisdiction reflected in this paragraph shall not (and shall not be construed so as to) limit the right of any person to take Proceedings in any court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law.

Section 17. Limitation of Liability

          It is expressly understood that (a) this Agreement is executed and delivered by The Bank of New York (Delaware), not individually or personally but solely as Trustee, in the exercise of the powers and authority conferred and vested in it under the Declaration, (b) each of the representations, undertakings and agreements herein made on the part of the Trust, is made and intended not as personal representations, undertakings and agreements by The Bank of New York (Delaware), but is made and intended for the purpose of binding only the Trust, and (c) under no circumstances shall The Bank of New York (Delaware) be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust, under this Agreement or the other related documents, except as otherwise expressly provided in the Declaration.

Section 18. Tax Confidentiality Waiver

          Notwithstanding anything to the contrary contained in this Agreement all persons may disclose to any and all persons, without limitation of any kind, the U.S. federal, state and local tax treatment of the Trust and the CPS Securities, any fact relevant to understanding the U.S. federal, state and local tax treatment of the Trust and the CPS Securities, and all materials of any kind (including opinions or other tax analyses) relating to such U.S. federal, state and local tax treatment other than the name of any of the parties referenced herein or information that would permit identification of any of the parties referenced herein.

Section 19. Replacement of Broker-Dealer

     19.1 The Company shall have the right to direct the Trust to replace the Broker-Dealer at any time that the Company believes, in the reasonable good faith exercise of its discretion, the continued service of such Broker-Dealer could have an adverse effect on the rights and benefits conferred on the Company pursuant to this Agreement.

     19.2 In the event the Company elects to exercise its right set forth in
Section 19.1, the Company shall propose to the Trust a replacement Broker-Dealer. The Trust shall enter into an agreement with such replacement Broker-Dealer, unless it has a reasonable basis for failing to do so, in which case the parties shall repeat such process until an acceptable Broker-Dealer is so selected.

          IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        BLUE WATER TRUST I

                                        By: The Bank of New York (Delaware), not
                                            in its individual capacity but
                                            solely as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        RAM REINSURANCE COMPANY LTD.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                         ANNEX A

                               Form of Put Notice

To: Blue Water Trust I
    c/o The Bank of New York (Delaware), as Trustee
    502 White Clay Center, Route 273
    Newark, Delaware 19714

    with a copy to:

    The Bank of New York
    100 Church Street, 8th Floor
    New York, New York 10286
    Attention: Dealing and Trading Group

                                                             Date: _____________

Ladies and Gentlemen:

          We refer to the put option agreement dated as of December 23, 2003, between us and you (as heretofore amended, the "Put Option Agreement"). Terms defined therein shall have the same respective meanings herein.

          This notice is the notice for the purposes of Section 3.2(a) of the Put Option Agreement. We hereby elect to exercise the put option with regard to Preference Shares having a liquidation preference of [__$ integral multiple of $100,000], and hereby require you to pay the Preference Shares Purchase Price on the Preference Shares Payment Date, which shall be [___], to the following account:

                                        [__________________]
                                        [__________________]
                                        [__________________]

                                        RAM REINSURANCE COMPANY LTD.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                         ANNEX B

                         Put Option Premium Certificate/
                     Delayed Put Option Premium Certificate
            Class B Preference Shares of RAM Reinsurance Company Ltd.

     1. Distribution Period: [first day of Period]-[last day of Period]: [number of days in period - 28]

     2. Auction Rate determined for the Distribution Period on [insert Auction
Date].                                                                 0.000000%

     3. Eligible Assets:

Issuer   Ratings Purchase   Price   Yield to Maturity Interest
------   ----------------   -----   --------------------------


     4.    Applicable Federal Funds Effective Rate: 0.00%   0.0   %   $0.0

     5.    Broker-Dealer Fees                               0.0   %   $0.0

     6.    Trustee and Custodian Fees                       0.0   %   $0.0

     7.    Investment Manager Fee                           0.0   %   $0.0

     8.    Tax Matters Partner Fee                          0.0   %   $0.0

     9.    Servicing Agent Fee                              0.0   %   $0.0

     10.   Rating Agency Fees                               0.0   %   $0.0

     11.   Tax Fees (including preparation of returns)      0.0   %   $0.0

     12.   Other Fees and Expenses, if any,
           as specified in an attachment hereto.            0.0   %   $0.0

     13.   Computation of Put Premium Due on [insert
           Distribution Payment Date] by 11:00 a.m. NYT:    0.0   %   $0.0

     14. The Investment Manager is in compliance with the Investment Management Agreement.

                                                                         ANNEX C

                                   Bye-laws of
                          RAM Reinsurance Company Ltd.

                                                                         ANNEX D

               Certificate of Designation, Preferences and Rights
                                       of
                            Class B Preference Shares
                                       of
                          RAM Reinsurance Company Ltd.

                                                                         ANNEX E

                         Expense Reimbursement Agreement